Exhibit 99.1

   Information as of June 30, 2016      Investor Presentation

 changes in legislation or regulation affecting Fannie Mae, Freddie Mac, Ginnie Mae, the Federal Home Loan Bank system and similar federal government agencies and related guarantees; other changes in legislation or regulation affecting the mortgage and banking industries;changes in market conditions as a result of Federal Reserve monetary policy or federal government fiscal challenges;deterioration in credit quality and ratings of existing or future issuances of Fannie Mae, Freddie Mac or Ginnie Mae securities; changes in legislation or regulation affecting exemptions for mortgage REITs from regulation under the Investment Company Act of 1940; andincreases in costs and other general competitive factors.  Safe Harbor Statement - Private Securities Litigation Reform Act of 1995  Statement Concerning Forward-looking StatementsThis document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “will be,” “will likely continue,” “will likely result,” or words or phrases of similar meaning. Forward-looking statements are based largely on the expectations of management and are subject to a number of risks and uncertainties including, but not limited to, the following:  In addition to the above considerations, actual results and liquidity are affected by other risks and uncertainties which could cause actual results to be significantly different from those expressed or implied by any forward-looking statements included herein. It is not possible to identify all of the risks, uncertainties and other factors that may affect future results. In light of these risks and uncertainties, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Forward-looking statements speak only as of the date the statement is made and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers of this document are cautioned not to place undue reliance on any forward-looking statements included herein.    changes in general economic conditions;fluctuations in interest rates and levels of mortgage prepayments; the effectiveness of risk management strategies; the impact of differing levels of leverage employed; liquidity of secondary markets and credit markets; the availability of financing at reasonable levels and terms to support investing on a leveraged basis;the availability of new investment capital;the availability of suitable qualifying investments from both an investment return and regulatory perspective;  2

Overview of Capstead Mortgage Corporation

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Company Summary	• Founded in 1985, Capstead is the oldest publicly-traded residential mortgage REIT. • Our sole focus is on managing a leveraged portfolio of short-duration* agency-guaranteed (i.e. Fannie Mae, Freddie Mac and Ginnie Mae) residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk. • At June 30, 2016, our agency-guaranteed ARM securities portfolio stood at $13.90 billion, supported by $1.38 billion in long-term investment capital levered 9.28 times.

Proven Strategy of Efficiently Managing a Leveraged Portfolio of Short-Duration Agency-Guaranteed ARM Securities	• Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time:
	  • allowing us to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates, and
	  • resulting in smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.
	• By virtue of being internally-managed and with our sole focus on agency-guaranteed securities, we are the most efficient mortgage REIT in the industry.

Experienced Management Team Aligned with Stockholders	• Our top three executive officers have a combined 75 years of mortgage finance industry experience. • We are internally-managed with low operating costs and a strong focus on performance-based compensation. • This structure greatly enhances the alignment of management interests with those of our stockholders.
Straight-forward Investment Strategy and Transparent Reporting	• This singular and straight-forward investment strategy, together with our use of cash flow hedge accounting allows for easily understood, transparent financial reporting, with limited use of non-GAAP financial measures. • Additional transparency is evident by virtue of our internally-managed structure – our compensation-related decisions and costs are fully disclosed and subject to annual say-on-pay approvals. • We make every effort to provide additional analysis in our earnings reports, SEC filings and analyst presentations that tells our story in a complete and straight-forward fashion.

* *Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.*

3

 Capstead’s Economic Returns  Our agency-only, short-duration ARM strategy has led to outperformance during 2016 and over trailing 3½ - and 4½ -year time periods relative to other mortgage REITs.  4  (a) Excludes $(0.28) per share one-time effect of preferred capital redemption and issuance transactions on book value in 2013. Including this nonportfolio-related charge, our economic returns were 1.0% in 2013, and 4.3% and 7.9% for the 3½ - and 4½ -year averages, respectively. (b) Agency Peers: AGNC, AI, ANH, ARR, CYS, EARN, HTS, NLY, ORC(c) All Peers: Agency peers + AMTG, CIM, DX, IVR, JMI, MFA, MITT, MTGE, NYMT, OAKS, RWT, TWO, WMC

 Components of our Economic ReturnQuarterly Earnings, Dividends and Change in Book Value  5  Our quarterly earnings fluctuate with seasonal factors, most notably higher mortgage prepayment levels typically experienced during the summer house-selling season, and can also be affected by the impact of changes in interest rates on mortgage refinancing activity and on our borrowing costs.  We reassess the common dividend periodically based largely on how these factors are impacting expected future earnings.Changes in interest rates and other market conditions also directly impact our book value per common share as our portfolio and our hedge instruments are marked-to-market through stockholders’ equity, and to the extent common dividends exceed earnings resulting in a return of capital to our stockholders.  For presentation purposes, we adjusted our diluted EPS and related change in book value for Q2 2013 to exclude certain one-time effects of preferred capital redemption and issuance transactions totaling $(0.23) and $(0.28), respectively. These transactions replaced higher-cost preferred equity to the benefit of future earnings. See page 19 for further information and a reconciliation of diluted EPS to this presentation.

 Authorized $100 Million Stock Repurchase Program  On January 27, 2016 Capstead’s Board of Directors authorized the repurchase of up to $100 million in common stock when such repurchases are deemed appropriate relative to portfolio reinvestment options and liquidity needs. With the significant improvement in the Company’s common stock price subsequent to the authorization of this program, no shares have been repurchased through August 15, 2016.  CMO Multiple of Trailing Book Value  6

 Market Snapshot(dollars in thousands, except per share amounts)  7  In 2005 and 2006 we issued $100 million face amount of 10-year fixed, 20-year variable-rate, unsecured borrowings in three separate transactions. Utilizing forward-starting 20-year interest rate swap agreements, we have hedged the average cost of this capital down to a fixed cost of 7.77% by the fall of 2016, when the last of the three offerings begins paying variable. Unsecured borrowings are presented net of deferred issuance costs.As of June 30, 2016.

 Capstead’s Appropriate Use of Leverage  8  Portfolio and Portfolio Leverage  In our view, borrowing at current levels represents an appropriate use of leverage for a short-duration, agency-guaranteed ARM securities portfolio in today’s market conditions.   Long-term Investment Capital

Capstead's Proven Short-Duration Investment Strategy

CMO LISTED NYSE

We finance our agency-guaranteed residential ARM securities primarily with 30- to 90-day secured borrowings augmented with relatively low-cost two-year interest rate swap agreements and longer-dated secured borrowings and interest rate swap agreements when available at attractive levels.

Residential ARM Securities Portfolio

As of June 30, 2016



Current-Reset ARMs $7.84 Billion (cost basis)
57%
43%
Longer-to-Reset ARMs $5.88 Billion (cost basis)

Total: $13.72 Billion (cost basis)

Secured Borrowings & Swap Notional Amounts (by quarter of borrowing maturities / contract expirations)



($ in millions)
Q2 2019
Q2 2018
Q1 2018
Q4 2017
Q3 2017
Q2 2017
Q1 2017
Q4 2016
Q3 2016
Secured Borrowings $12.80 Billion
Swap Notional Amounts $8.05 Billion
-
250
500
750
1,000
1,250
1,500
1,750
2,000
11,750
12,000
12,250

- Our portfolio of agency-guaranteed ARM securities have **little, if any, credit risk** and are either currently resetting to more current rates at least annually or will begin doing so in five years or less. Our Current-Reset ARMs reset in rate in less than 18 months and our Longer-to-Reset ARMs reset in less than five years.
- With an asset duration* of approximately 10½ months at quarter-end, **the value of our portfolio is naturally less exposed to changes in interest rates than portfolios containing longer duration ARM or fixed-rate securities**. This relative stability affords us more flexibility in managing through periods of market stress.
- We have **long-term relationships with a variety of domestic and foreign lending counterparties.** At quarter-end we had borrowings outstanding with 23 counterparties, including $750 million in FHLB advances. In response to a regulator-induced moratorium on FHLB advances and membership, we anticipate migrating remaining FHLB balances back to our repo counter-parties by November 2016.
- We routinely borrow for 30 to 90 days and extend the duration of our borrowings primarily using relatively low-cost two-year pay-fixed interest rate swap agreements. When available at attractive levels, we also enter into longer-dated secured borrowings and interest rate swap agreements. Together with portfolio-related swaps, our secured borrowings had a duration of approximately 8¾ months at quarter-end, resulting in a **net duration gap of approximately 1¾ months**.

* Duration is a common measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

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 Financing Spread AnalysisAs of June 30, 2016 (unaudited)  10  Cash yields on our portfolio of residential ARM securities began increasing during 2015 (after years of declines) primarily due to increases in the underlying indices (principally 12-month LIBOR, six-month LIBOR and one-year CMT).Mortgage prepayment levels directly impact our financing spreads because purchased investment premiums are amortized to earnings as portfolio yield adjustments. Mortgage prepayments are impacted by housing market conditions, including prevailing mortgage interest rates, as well as seasonal factors, in particular the summer home selling season.Unhedged borrowing rates increased in 2016 largely attributable to the Federal Reserve’s December 2015 25 basis point increase in the Fed Funds Rate. Hedged borrowing rates have trended higher as older, lower-rate swaps were replaced at higher rates.

 Agency Mortgage Prepayment Speeds versus Capstead Prepayment Speeds  11  Published Agency Prepayment Speeds vs. CMO Prepayment Speeds (in CPR)  Mortgage prepayment levels are heavily influenced by the availability of mortgage financing with attractive terms and the overall health of the housing markets, as well as routine seasonal factors. Mortgage interest rates available in the market have followed U.S. Treasury yields lower in 2016 allowing more homeowners opportunities to refinance. As a consequence, mortgage prepayment levels were noticeably higher in the second quarter and look to be higher still in the third quarter before the current refinancing wave can be expected to begin dissipating due to seasonality and portfolio “burnout.”

 Changes in Key Indices Underlying Capstead’s Residential ARM Securities Portfolio  12  All three of the primary indices underlying our residential ARM securities portfolio increased in 2015, particularly during the latter half of the year in anticipation of Federal Reserve actions to increase short-term interest rates. Six- and 12-month LIBOR increased only modestly while one-year CMT declined during the six months ended June 30, 2016. All three indices increased considerably after quarter-end.

 * Net WAC, or weighted average coupon, is the weighted average interest rate of the mortgage loans underlying the indicated investments, net of servicing and other fees, as of June 30, 2016. Net WAC is expressed as a percentage calculated on an annualized basis on the unpaid principal balances of the mortgage loans underlying these investments. As such it is similar to cash yield on the portfolio which is calculated using amortized cost basis. Fully indexed WAC represents the weighted average coupon upon one or more resets using interest rate indexes and net margins in effect, as of June 30, 2016. Gross WAC is the weighted average interest rate of the mortgage loans underlying the indicated investments, including servicing and other fees paid by borrowers, as of June 30, 2016.   Key Elements of Capstead’s ARM PortfolioAs of June 30, 2016 (dollars in thousands, unaudited)  13  NOTE: Excludes $3 million legacy portfolio of fixed-rate investments.  The quarter-end Net WAC* on our current-reset ARMs increased 11 basis points since year-end primarily reflecting increases in the underlying six- and 12-month indices over the past 12 months. These indices have turned sharply higher since quarter-end, as illustrated on the previous page. With these higher rates, ARM loans underlying the current-reset component of our portfolio can be expected to continue increasing in coupon in the coming quarters.

 Capstead’s Stockholder Friendly Structure   14  Expressed on an annualized basis as a percentage of average long-term investment capital.2016 results include $655,000 related to finalizing 2015 performance-based short-term incentive compensation program results in March of 2016.  Capstead is a leader among our mortgage REIT peers in terms of operating cost efficiency.We are internally-managed with lower operating costs than our mortgage REIT peers. Our executives’ pay structure is variable through compensation elements that focus on “pay for performance” as opposed to fees paid to an external manager that are based solely on capital under management. Additionally, our board of directors and our senior executives hold a significant amount of Capstead stock.As a result, we are incented to grow the Company by raising capital only when it is accretive to book value and earnings rather than for the purpose of increasing compensation or external management fees. Conversely, we are also not conflicted regarding whether or not to repurchase shares when appropriate.

     Appendix  15

Capstead's Second Quarter 2016 Highlights

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- **Generated earnings of $21.6 million or $0.19 per diluted common share**
- **Paid common dividend of $0.23 per common share**
- **Book value decreased 0.4%, or $0.04, to $11.21 per common share**
- **Yields on residential mortgage investments decreased 18 basis points to 1.54% while rates on related secured borrowings increased two basis points to 0.84%**
- **Total financing spreads decreased 18 basis points to 0.64% while financing spreads on residential mortgage investments, a non-GAAP financial measure, decreased 20 basis points to 0.70%**
- **Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.90 billion and 9.28 times long-term investment capital, respectively**
- **Select comments from our July 27, 2016 earnings press release:**

  Our second quarter earnings were negatively impacted by higher mortgage prepayment levels due to higher refinancing activity as well as seasonal factors. This contributed to $7.0 million in higher investment premium amortization, more than offsetting the benefits of increasing cash yields. Given the current interest rate environment, we expect further increases in investment premium amortization to weigh on our third quarter results before this refinancing wave begins to dissipate.

  Cash yields benefited from higher coupon interest rate resets as mortgage loans underlying our portfolio of agency-guaranteed residential ARM securities reset to higher rates based on higher prevailing six- and 12-month interest rate indices. We anticipate additional improvements in cash yields in the coming quarters in this rate environment. Regarding borrowing rates, the funding markets remain healthy for financing agency-guaranteed residential mortgage securities leading to expectations for relatively stable borrowing rates given low market expectations for future increases in the Federal Funds Rate.

  We remain confident in and focused on our investment strategy of managing a leveraged portfolio of agency-guaranteed residential ARM securities that can produce attractive risk-adjusted returns over the long term while reducing, but not eliminating, sensitivity to changes in interest rates.

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 Capstead’s Quarterly Income Statements(dollars in thousands, except per share amounts, unaudited)  17  See page 20 for further information regarding this non-GAAP financial measure.

 Capstead’s Annual Income Statements – Five Years Ended 2015(dollars in thousands, except per share amounts, unaudited)  18     See page 20 for further information regarding these non-GAAP financial measures.

 Capstead’s Comparative Balance Sheets(dollars in thousands, except per share amounts, unaudited)  19

 Non-GAAP Financial MeasuresAs of June 30, 2016 (unaudited)  20  Financing spreads on residential mortgage investments, a non-GAAP financial measure, differs from total financing spreads, an all-inclusive GAAP measure, that is based on all interest-earning assets and all interest-paying liabilities. We believe presenting financing spreads on residential mortgage investments provides useful information for evaluating the performance of the Company’s portfolio.Core earnings per diluted common share is a non-GAAP financial measure that differs from the related GAAP measure of net income per diluted common share by excluding certain one-time effects of second quarter 2013 transactions to redeem then-outstanding high-cost convertible preferred capital and issue our 7.50% Series E preferred shares. We believe presenting this metric on a core earnings basis provides useful, comparative information for evaluating the Company’s performance.

Experienced Management Team

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Our top three executive officers have a combined 75 years of mortgage finance industry experience.

- **Phillip A. Reinsch – President and Chief Executive Officer, Director, Chief Financial Officer and Secretary**
  - Appointed as President, Chief Executive Officer and Director in July 2016
  - Served as Chief Financial Officer since 2003, and has served in other executive positions at Capstead since 1993
  - Formerly employed by Ernst & Young LLP focusing on mortgage banking and asset securitization
  - A CPA and member of the NAREIT Mortgage REIT Council, the FEI Dallas Chapter Real Estate Steering Committee and the NACD
- **Robert R. Spears – Executive Vice President, Chief Investment Officer**
  - Has served in asset and liability management positions at Capstead since 1994
  - Formerly Vice President of secondary marketing with NationsBanc Mortgage Corporation
- **Roy S. Kim – Senior Vice President, Asset and Liability Management and Treasurer**
  - Joined Capstead in April 2015 augmenting our asset and liability management capabilities with primary responsibility for liability management
  - Has over 20 years experience in the mortgage finance industry, primarily in trading capacities with JP Morgan and Bank of America

21